Exhibit 10.3

Schedule of directors and officers subject to Indemnification Agreements

Directors:

Anand D. Gala

Joseph Jacobs

Jonathan P. Lennon

Richard Shapiro

Patrick D. Walsh

Bryan L. Wolff

Adam J. Wright

Officers:

Richard A. Pawlowski

Abelardo Ruiz

John P. Beckman